Exhibit 10.1


          October 21, 1999

          American Electromedics Corp.
          13 Columbia Drive, Suite 5
          Amherst,  NH 03031

          Attn:     Michael T. Pieniazek, President

          Gentlemen:

          This letter sets forth the terms and conditions of the agreement relating to the purchase by Jim Fukushima (the "Purchaser") from American Electromedics Corp., a Delaware Corporation (the "Corporation"), of a 5% (percent) interest of the Corporation s subsidiary. Rosch GmbH Medizintechnik ("Rosch GmbH") and 800,000 shares (the "Shares") of common stock, par value $.10 per share, of the Corporation.

          1. The Purchaser hereby purchases from the Corporation, and the Corporation hereby sells to the Purchaser, the 5% (percent) interest of Rosch GmbH and the Shares, for an aggregate purchase price of two million dollars ($2,000,000.00), (the "Purchase Price"), subject to the terms and conditions herein. The Purchaser is hereby delivering via a wire transfer to the Corporation for the Purchase Price, payment to be received by November 12, 1999, and upon receipt thereof the Corporation is delivering to the Purchaser a certificate representing the Shares and an ownership of 5% (percent) of Rosch GmbH effected through a Sub-Participation Contract executed between the Purchaser and Mr. Andy Rosch (Exhibit 1). The Corporation shall also issue, to the Purchaser, a three-year Warrant to purchase of 300,000 shares of its common stock, par value $.10 per share, at an exercise price of $2.00 share.

          2. The Purchaser represents and warrants to the Corporation that:

                    2.1 The Purchaser is aware that the Shares and the common stock underlying the Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), is aware of the restrictions on sale or transfer thereunder, and acknowledges that an appropriate restrictive legend will be set forth on, and a stop transfer order will be placed against, the certificate evidencing the Shares to be issued to the Purchaser. However, the Corporation agrees that it shall include the Shares and the common stock underlying the Warrant in a pre-effective amendment to the registration statement filed by the Corporation on Form SB-2 on March 31, 1999 (File No. 333-75399).

                    2.2 The Purchaser has received and reviewed the Corporation s Form 10-KSB for the fiscal year ended July 31, 1999 and Forms 10-KSB for the fiscal quarters ended October 31. 1998, January 31, 1999 and April 30, 1999, has been advised of the Corporation s recent sale of 4r-).990/o of its interest in Rosch GmbH Medizintechnik, and has had the opportunity to discuss the business, affairs and financial prospects of the Corporation with management of the Corporation and ha,-, made an informed decision regarding the purchase of 5% (percent) of Rosch GmbH and the Shares.

                    2.3 The Purchaser is an "accredited investor" as such term s defined in Regulation D under the Securities Act. The Purchaser is also a Director of the Corporation.

                    2.4 The Purchaser acknowledges that an investment in the Corporation is highly speculative, that such investment is consistent with his investment objectives and income prospects, and that he has adequate means for providing for his current financial needs, has no need for liquidity in the investment herein, and is able to bear the risk of loss of his entire investment in the Shares.

               3. The Corporation represents and warrants to the Purchaser that:

                    3.1 The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital stock of the Corporation is 20,000,000 shares of Common Stock, of which 9-830,955 are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.0l par value, of which 2,400 shares of Series A Preferred Stock and 1. 170 shares of Series B Preferred Stock are issued and outstanding. Shares of ( common Stock are reserved for stock options and warrants and conversion of the Series A and Series B Preferred Stock.

                    3.2 The Corporation has the full power and authority to enter into this Agreement and to sell the 5% (percent) of Rosch GmbH and Shares, and that the Corporation s execution. delivery and performance under this Agreement has been duly authorized by all necessary action.

                    3.3 The Shares has been duly authorized, and upon receipt of the Purchase Price will be fully paid and nonassessable.

          4. This letter sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto. In the event any provision of this letter is invalid or unenforceable. the remainder of this letter shall be construed without taking into effect such invalid or unenforceable provision. This letter shall be governed by the laws of the State of Delaware.

          5. The Purchaser does hereby release and forever discharge the Corporation, and its directors, officers, shareholders, agents, employees and affiliates and their successors, assigns. heirs and administrators from all actions, causes of actions, claims and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law-whether federal, state, local, foreign or other-wise related to or arising out of the Sub-Participation Contract between the Purchaser and Mr. Andy Rosch and all other agreements related to the Sub-Participation Contract, and any and all fees and expenses relating thereto, which against the Corporation ever had, now has, or hereafter may have, by reason of any matter, cause or thing whatsoever.

          Please signify your agreement to the foregoing by executing and returning the original of this letter.

                                             Very truly yours,


                                             By:  /s/ Jim Fukushima
                                                ----------------------
                                                  Jim Fukushima

                                                  17662 Irvine Blvd.
                                                  Suite #20
                                                  Tustin, CA 92780


                                                    954695826
                                              ----------------------
                                             (Tax Identification No,)

          Agreed to this 11th
          day of November, 1999

          AMERICAN ELECTROMEDICS CORP.


          By:  /s/ Michael T. Pieniazek
             ---------------------------------
               Michael T. Pieniazek, President

               *Subject to approval of
                the Corporation's Board of Directors